Exhibit 99.2

Black Diamond Equipment, Ltd. and Subsidiaries

Table of Contents

Black Diamond Equipment, Ltd. and Subsidiaries

Condensed Consolidated Financial Statements
(Unaudited)

Nine-Month Periods Ended March 31, 2010 and 2009

Black Diamond Equipment, Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets
(Unaudited)
All Figures in $ Thousands (except share data)

	March 31
	2010	2009
Assets
Current assets:
Cash	$1,246	$2,615
Accounts receivable, less allowance for doubtful accounts
of $533 and $458, respectively	14,693	12,137
Inventories	19,543	22,860
Prepaid expenses and other current assets	1,263	2,637
Deferred income taxes	2,224	1,790
Total current assets	38,969	42,039

Property and equipment, net	9,508	9,567
Goodwill	1,160	1,160
Other intangibles, net	936	32
	$50,573	$52,798

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt, revolving lines of credit and capital leases	$3,176	$2,785
Accounts payable	3,737	4,261
Accrued liabilities	7,153	4,908
Total current liabilities	14,066	11,954

Long-term debt, revolving lines of credit and capital leases, net of current portion	5,132	16,557
Other long-term liabilities	678	–
Deferred income taxes	634	449
Total liabilities	20,510	28,960

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 86,345 shares issued at March 31, 2010 and 2009 (including 6,270 and 11,272
shares held in treasury at March 31, 2010 and 2009, respectively)	1	1
Additional paid-in capital	3,275	2,378
Retained earnings	27,620	22,957
Treasury stock, at cost	(2,021)	(2,309)
Deferred compensation	(12)	(19)
Accumulated other comprehensive income	1,200	830
Total stockholders’ equity	30,063	23,838
	$50,573	$52,798

See accompanying notes to condensed consolidated financial statements.

Black Diamond Equipment, Ltd. And Subsidiaries

Condensed Consolidated Statements of Income
(Unaudited)
All Figures in $ Thousands

	Nine-Month Periods Ended March 31
	2010	2009

Net sales	$75,796	$68,737
Cost of sales	46,534	43,396
Gross margin	29,262	25,341

Selling, general and administrative expenses	21,390	20,110
Income from operations	7,872	5,231

Other income (expense):
Interest expense	(471)	(872)
Other income (expense), net	(110)	(188)
Total other income (expense)	(581)	(1,060)

Income before income tax provision	7,291	4,171
Income tax provision	(2,170)	(1,428)
Net income	$5,121	$2,743

Earnings per share:
Basic	$63.96	$36.55
Diluted	60.43	32.38

Weighted average common shares outstanding:
Basic	80,063	75,051
Diluted	84,748	84,711

See accompanying notes to condensed consolidated financial statements.

Black Diamond Equipment, Ltd. and Subsidiaries

Condensed Consolidated Statements of Stockholders’ Equity and Comprehensive Income
(Unaudited)
All Figures in $ Thousands (except share data)

								Accumulated
			Additional					Other	Total
	Common Stock		Paid-In	Retained	Treasury Stock		Deferred	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Shares	Amount	Compensation	Income	Equity

Balances at July 1, 2008	86,345	$1	$2,365	$20,439	11,369	$(2,318)	$(34)	$1,113	$21,566
Treasury stock purchased at $310.86-$336.86 per share	–	–	–	–	8	(3)	–	–	(3)
Exercise of stock options	–	–	9	–	(98)	13	–	–	22
Treasury stock adjusted, related to deferred compensation at $310.86 per share	–	–	–	–	13	(4)	–	–	(4)
Treasury stock issued as director compensation at $310.86- $336.86 per share	–	–	4	–	(20)	3	–	–	7
Dividends paid	–	–	–	(225)	–	–	–	–	(225)
Amortization of deferred compensation	–	–	–	–	–	–	15	–	15

Comprehensive income, net of tax:
Net income	–	–	–	2,743	–	–	–	–	2,743
Unrealized holding gain on derivative transactions, net	–	–	–	–	–	–	–	184	184
Foreign currency translation adjustment, net	–	–	–	–	–	–	–	(467)	(467)
Net comprehensive income									2,460
Balances at March 31, 2009	86,345	$1	$2,378	$22,957	11,272	$(2,309)	$(19)	$830	$23,838

Balances at July 1, 2009	86,345	$1	$2,722	$22,499	11,128	$(2,678)	$(15)	$703	$23,232
Treasury stock purchased at $336.86 per share	–	–	–	–	2,047	(689)	–	–	(689)
Exercise of stock options	–	–	254	–	(6,850)	1,331	–	–	1,585
Treasury stock issued as deferred compensation at $336.86 per share	–	–	2	–	(30)	8	(10)	–	–
Treasury stock issued as director compensation at $336.86 per share	–	–	1	–	(25)	7	–	–	8
Stock based compensation	–	–	38	–	–	–	–	–	38
Tax benefit related to common stock issued as deferred compensation	–	–	258	–	–	–	–	–	258
Amortization of deferred compensation	–	–	–	–	–	–	13	–	13

Comprehensive income, net of tax:
Net income	–	–	–	5,121	–	–	–	–	5,121
Unrealized holding gain on derivative transactions, net	–	–	–	–	–	–	–	436	436
Foreign currency translation adjustment, net	–	–	–	–	–	–	–	61	61
Net comprehensive income									5,618
Balances at March 31, 2010	86,345	$1	$3,275	$27,620	6,270	$(2,021)	$(12)	$1,200	$30,063

See accompanying notes to condensed consolidated financial statements.

Black Diamond Equipment, Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows
(Unaudited)
All Figures in $ Thousands

	Nine-Month Periods Ended March 31
	2010	2009
Cash flows from operating activities
Net income	$5,121	$2,743
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,762	1,593
Loss on sale of assets	3	2
Amortization of deferred compensation	13	15
Tax benefit related to stock issued as deferred compensation	258	–
Stock based compensation	38	–
Treasury stock issued as director compensation	8	7
Deferred income taxes	(491)	177
Changes in operating assets and liabilities:
Accounts receivable	(4,966)	(3,783)
Inventories	6,037	(981)
Prepaid expenses and other assets	(617)	(1,356)
Accounts payable	(1,815)	(785)
Accrued liabilities	2,821	1,117
Other	536	255
Net cash provided by (used in) operating activities	8,708	(996)

Cash flows from investing activities
Purchase of property and equipment	(1,492)	(3,238)
Purchase of intangible asset	(10)	–
Proceeds from disposition of property and equipment	3	2
Net cash used in investing activities	(1,499)	(3,236)

Cash flows from financing activities
Repayments of long-term debt, revolving lines of credit and capital leases	(8,288)	(258)
Proceeds from long-term debt, revolving lines of credit	56	5,552
Purchase of treasury stock	(689)	(3)
Proceeds from sales of treasury stock and exercise of stock options	1,585	18
Dividends paid	–	(225)
Other	31	–
Net cash (used in) provided by financing activities	(7,305)	5,084

Effect of foreign exchange rates on cash	71	(526)

Net (decrease) increase in cash	(25)	326
Cash at beginning of the period	1,271	2,289
Cash at end of the period	$1,246	$2,615

Supplemental cash flow disclosure and noncash transactions
Cash paid for:
Income taxes	$1,131	$628
Interest	486	864
Change in other comprehensive income, net of taxes	110	12
Treasury stock issued as deferred compensation	8	–

See accompanying notes to condensed consolidated financial statements.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Significant Accounting Policies

Ownership and Business

Black Diamond Equipment, Ltd., a Delaware corporation, has three wholly owned subsidiaries: Black Diamond Retail, Inc., a company incorporated under the laws of the State of Delaware; Black Diamond Equipment AG (BDAG), a company incorporated under the laws of Switzerland; and Black Diamond Sporting Equipment (ZFTZ) Co. Ltd. (BDEA), a company incorporated under the laws of the Peoples Republic of China. Black Diamond Equipment, Ltd. and its subsidiaries are collectively referred to as “the Company” throughout the notes to the condensed consolidated financial statements. The Company designs, manufactures and sells outdoor recreation equipment for climbing, skiing and related activities to domestic and foreign customers.

Unaudited Information

These unaudited interim consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information, as well as SEC instructions for interim reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of the Company’s management, all adjustments (consisting solely of normal recurring accruals) considered necessary for a fair presentation of the interim financial statements have been included. A significant part of the Company’s business is of a seasonal nature; therefore, the results of operations for the nine months ended March 31, 2010 and 2009 are not necessarily indicative of the results to be expected for the full year.

Principles of Consolidation

The consolidated financial statements include the accounts of Black Diamond Equipment, Ltd. and all its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

1. Significant Accounting Policies (continued)

Foreign Currency Transactions and Translation

The financial statements of BDAG and BDEA are translated into U.S. dollars in accordance with ASC 830, Foreign Currency Matters. Under ASC 830, foreign currency assets and liabilities are translated at the current exchange rate and income statement amounts are translated at the average exchange rate for the year. Translation gains and losses are reflected as a separate component of stockholders’ equity in accumulated other comprehensive income.

During the nine-month periods ended March 31, 2010 and 2009, the Company recorded losses of approximately $551,000 and $366,000, respectively, from transactions denominated in currencies other than the Company’s functional currencies. These losses are reflected in other income in the accompanying consolidated statements of income.

Inventories

Inventories, other than those held at BDAG and BDEA, are stated at the lower of last-in, first-out (LIFO) cost or market value. The excess of current cost using the first-in, first-out (FIFO) cost method over the LIFO value of inventories was approximately $1,531,000 and $1,228,000 at March 31, 2010 and 2009, respectively. Inventories at BDAG and BDEA are stated at the lower of FIFO cost or market value. Inventories for BDAG and BDEA totaled approximately $11,028,000 and $10,605,000 as of March 31, 2010 and 2009, respectively.

Derivative Financial Instruments

The Company uses derivative instruments to hedge currency rate movements on foreign currency denominated assets, liabilities and cash flows.  The Company enters into forward contracts, option contracts and non-deliverable forwards to manage the impact of foreign currency fluctuations on a portion of its forecasted foreign currency exposure.  The Company accounts for these derivative contracts in accordance with ASC 815, Derivatives and Hedging.  These derivatives are carried at fair value on the Company’s consolidated balance sheets in prepaid expenses and accrued liabilities.  Changes in fair value of the derivatives not designated as hedge instruments are included in the determination of net income.  For derivative contracts designated as hedge instruments, the effective portion of gains and losses resulting from changes in fair value of the instruments are included in accumulated other comprehensive income and reclassified to earnings in the period the underlying hedged item is recognized in earnings.  The Company uses operating budgets and cash flow forecasts to estimate future economic exposure and to determine the level and timing of derivative transactions intended to mitigate such exposures in accordance with its risk management polices.

1. Significant Accounting Policies (continued)

Stock-Based Compensation

The Company sponsors a nonqualified stock option plan.  The stock options are accounted for following the provisions of ASC 718, Compensation - Stock Compensation.  This guidance requires companies to measure the cost of employee services received in exchange for an award of equity instruments (typically stock options) based on the grant-date fair value of the award.  The fair value is estimated using option-pricing models.  The resulting cost is recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period.

As allowed under ASC 718, the Company estimates the stock-based compensation for stock options using the Black-Scholes option-pricing model, which requires various highly subjective assumptions, including volatility and expected option life.  In addition, pursuant to this guidance, the Company estimates forfeitures when calculating stock-based compensation expense, rather than accounting for forfeitures as incurred, which was the previous method.  If any of these assumptions change significantly, the stock based compensation expense may differ materially in the future from the expense recorded in the current period.

Revenue Recognition

The Company sells its products pursuant to customer orders or sales contracts entered into with its customers. Revenue is recognized when title and risk of loss pass to the customer and when collectability is reasonably assured. Charges for shipping and handling fees are included in net sales and the corresponding shipping and handling expenses are included in cost of sales in the accompanying consolidated statements of income.

Income Taxes

Effective July 1, 2009, the Company implemented the accounting guidance for uncertainty in income taxes using the provisions of ASC 740-10-25.  Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities. As of March, 31, 2010, the Company had no uncertain tax positions that quality for either recognition or disclosure in the financial statements. The company conducts its business globally, as a result, the Company and its subsidiaries files income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions, and are subject to examination for the open tax years of 2006-2008.

1. Significant Accounting Policies (continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates and assumptions used.

Significant Customers and Foreign Sales

During the nine-month periods ended March 31, 2010 and 2009, one customer accounted for approximately 12% of the Company’s net sales. Additionally, one customer’s accounts receivable balance totaled approximately 14% and 12% of the Company’s net accounts receivable at March 31, 2010 and 2009, respectively. Sales to foreign customers were approximately $41,818,000 and $36,184,000 during the nine-month periods ended March 31, 2010 and 2009, respectively.

Subsequent Events

Subsequent events have been evaluated through the date the financial statements were available to be issued, as required by ASC 855, Subsequent Events.

2. Inventories

Inventories consist of the following at March 31 (thousands):

	2010	2009

Raw materials	$4,027	$4,422
Work-in-process	403	703
Finished goods	15,113	17,735
	$19,543	$22,860

3. Revolving Line of Credit

During the nine-month period ended March 31, 2010, the Company restructured its loan agreement with a bank whereby the Company may borrow up to $30,000,000 under a revolving line of credit.  The maturity date of this loan is January 2, 2013.  Of this amount, $25,000,000 of the loan has been committed and approved by the bank.  The remaining $5,000,000 is available provided certain conditions are met.  The loan is collateralized by a security interest in all domestic assets and security interests in the Company’s subsidiary stocks.  Advance rates are based on certain percentages of the Company’s accounts receivables, inventory and property and equipment.  Interest, payable monthly, is computed on Ninety Day LIBOR plus 275 to 310 basis points depending on a quarterly determination of the Company’s twelve month trailing EBITDA.

The loan contains restrictive debt covenants that require the Company to maintain a minimum trailing twelve month EBITDA, a minimum quarterly EBITDA, a maximum amount of funded debt and a minimum working capital amount.  As of March 31, 2010 and 2009, the Company was in compliance with these covenants.  As of March 31, 2010 and 2009, the approximate balance of the loan was $4,863,000 and $15,972,000, respectively.

4. Stock-Based Compensation

Stock Bonus Deferred Compensation Plan

The Company maintains a stock bonus deferred compensation plan, under which shares of common stock can be awarded to key employees and outside directors. Under this plan, shares are awarded by the compensation committee of the Board of Directors from the Company’s treasury stock. Awards are subject to vesting schedules as determined by the compensation committee, and deferred compensation is amortized over the vesting period based on the fair value of the common stock as of the grant date.

4. Stock-Based Compensation (continued)

Shares have been awarded under this plan as follows:

				As of March 31, 2010
Award Date	Vesting Date	Shares Awarded	Fair Market Value per Share at Date of Grant	Shares Forfeited	Shares Vested

3/31/2008	1/01/2011	49	310.86	-	-
3/31/2008	1/01/2011	65	310.86	-	-
6/30/2008	1/01/2009	33	310.86	13	20
6/30/2008	6/30/2009	33	310.86	-	33
8/01/2009	8/01/2011	30	336.86	-	-

Stock Option Plan

The Company has adopted a nonqualified stock option plan (the Plan) under which options may be granted to key employees and directors. As of March 31, 2010, there were 1,750 shares available for future grant under the Plan.

Stock option activity under the Plan during the nine-month periods indicated is as follows:

	March 31
	2010		2009
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price

Balance outstanding – beginning of period	11,700	$267.74	9,548	$236.17
Granted	-	-	-	-
Exercised	6,850	231.40	98	231.40
Forfeited	250	336.86	-	-
Expired	250	231.40	-	-
Balance outstanding – end of period	4,350	$323.09	9,450	$236.22

Exercisable – end of period	1,000	$276.95	9,450	$236.22

4. Stock-Based Compensation (continued)

The intrinsic value of all options exercised for the nine-month periods ended March 31, 2010 and 2009 were approximately $722,000 and $8,000, respectively.  As of March 31, 2010 and 2009, the aggregate intrinsic values of options outstanding and exercisable were approximately $60,000 and $951,000, respectively.

5. Derivative Financial Instruments

Derivative Contracts not designated as hedged instruments

The Company held the following contracts not designated as hedged instruments as of March 31, 2010 and 2009.

	2010		2009
Instrument Type	Notional Amount	Latest Maturity	Notional Amount	Latest Maturity
Foreign exchange contracts-Euros	-	-	2,500,000	10/2009
Foreign exchange contracts-Swiss Francs	-	-	750,000	11/2009
Non-deliverable contracts- Chinese Yuans	-	-	35,070,000	2/2010

The Company reported mark-to-market net gains on these contracts of approximately $28,000 and $319,000 for the nine-month periods ended March 31, 2010 and 2009, respectively.

Forward interest rate swap not designated as hedged instrument

During the nine-month periods ended March 31, 2010 and 2009, the Company held a forward interest rate swap, in an effort to manage interest rate risk on a certain debt instrument with a variable interest rate.  In September 2005, the Company entered into a swap agreement with a notional amount of $4,000,000, a maturity date of October 2010, and a fixed rate of 4.54%.  The fair value of the swap as of March 31, 2010 and 2009 was approximately $101,000 and $242,000, respectively.  This swap does not qualify for hedge account treatment; therefore, the change in the agreement’s fair value has been expensed on the consolidated statement of income.

5. Derivative Financial Instruments (continued)

Derivative Contracts designated as hedged instruments

During the nine-month periods ended March 31, 2010 and 2009, the Company held foreign exchange option contracts whereby it purchased put options and sold call options.  At the inception of each option, the cost to buy the put would offset the price to sell the call resulting in a zero sum cost to enter the contract.  The Company also held forward exchange contracts.

As of March 31, 2010 and 2009, the Company held the following hedged contracts:

	2010		2009
Instrument Type	Notional Amount	Latest Maturity	Notional Amount	Latest Maturity
Foreign exchange contracts-USD	2,125,000	7/2010	-	-
Foreign exchange contracts-Swiss Francs	11,650,000	12/2010	2,000,000	3/2010
Foreign exchange contracts-Euros	9,186,000	4/2011	5,472,000	12/2009
Foreign exchange contracts-Canadian Dollars	5,024,000	1/2011	-	-
Foreign exchange contracts-Norwegian Kroners	3,687,000	1/2011	2,244,000	12/2009
Foreign exchange contracts-British Pounds	924,000	1/2011	481,000	12/2009

The Company accounts for these contracts as cash flow hedges and tests effectiveness by determining whether changes in the cash flow of the derivative offset, within a range, changes in the cash flow of the hedged item.  During the nine-month periods ended March 31, 2010 and 2009, the Company reported an adjustment to accumulated other comprehensive income of approximately $223,000 and $133,000, respectively, as a result of the change in fair value of these contracts.

6. Fair Value of Financial Instruments

Effective July 1, 2008, the Company adopted ASC 820, Fair Value Measurements and Disclosures, for assets and liabilities that are measured at fair value on a recurring basis. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.  The three fair value hierarchy levels are defined as follows:

Level 1- inputs to the valuation methodology are quoted market prices for identical assets or liabilities in active markets.

Level 2- inputs to the valuation methodology include quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3- inputs to the valuation methodology are based on prices or valuation techniques that are unobservable.

The following tables present the assets and liabilities carried at fair value as of March 31, 2010 and 2009 in the consolidated balance sheet by fair value hierarchy level, as described above (thousands).

	March 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$-	$-	$-	$-
Forward exchange contracts	-	572	-	572
Total assets	$-	$572	$-	$572
Liabilities
Forward interest rate swap	$-	$-	$101	$101
Forward exchange contracts	-	512	-	512
Total liabilities	$-	$512	$101	$613

6. Fair Value of Financial Instruments (continued)

	March 31, 2009
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$207	$-	$-	$207
Forward exchange contracts	-	628	-	628
Total assets	$207	$628	$-	$835
Liabilities
Forward interest rate swap	$-	$-	$242	$242
Forward exchange contracts	-	422	-	422
Total liabilities	$-	$422	$242	$664

Forward exchange contracts with Level 2 inputs to the valuation methodology are based upon models that use primarily market observable inputs, such as yield curves and option volatilities.  Forward interest rate swaps with Level 3 inputs to the valuation method are based upon models that use primarily unobservable inputs, such as implied forward and discount curves.

Level 3 assets measured at fair value on a recurring basis are reconciled for the nine-month periods ended March 31, 2010 and 2009 as follows (thousands):

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Balance as of July 1, 2008	$103
Total losses (realized and unrealized)	139
Net purchases, issuances and settlements	-
Net transfers in and out of Level 3	-
Balance as of March 31, 2009	$242

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Balance as of July 1, 2009	$201
Total gains (realized and unrealized)	(100)
Net purchases, issuances and settlements	-
Net transfers in and out of Level 3	-
Balance as of March 31, 2010	$101

6. Fair Value of Financial Instruments (continued)

The carrying amounts of the Company’s accounts receivable, accounts payable, accrued liabilities, and other liabilities approximate their fair values due to their short-term maturities.  Based upon borrowing rates currently available to the Company for loans with similar terms, the carrying values of the Company’s debt obligations also approximate fair value.

There was no material effect from the adoption of ASC 820 on the Company’s consolidated financial position or results of operations.

7. Income Taxes

The components of the provision for income taxes are as follows for the nine-month periods ended March 31 (thousands):

	2010	2009
Current (provision) benefit:
Federal	$(2,149)	$(1,239)
State	(301)	(174)
Foreign	(211)	162
	(2,661)	(1,251)
Deferred (provision) benefit:
Federal	431	(155)
State	60	(22)
	491	(177)
Total income tax provision	$(2,170)	$(1,428)

The Company’s effective tax rates vary from federal statutory rates primarily due to nondeductible items and statutory exclusions, such as a portion of the Company’s meals and entertainment expenses, state income taxes, income eligible for the extraterritorial income exclusion, federal and state research and development credits, and deductions related to domestic production activities.

7. Income Taxes (continued)

The net deferred tax asset (liability) consists of the following as of March 31 (thousands):

	2010	2009
Current deferred taxes:
Gross assets	$2,540	$2,091
Gross liabilities	(316)	(301)
Total current deferred taxes	2,224	1,790

Noncurrent deferred taxes:
Gross assets	912	798
Gross liabilities	(1,546)	(1,247)
Total noncurrent deferred taxes	(634)	(449)
Net deferred tax asset	$1,590	$1,341

Deferred taxes are comprised primarily of amounts related to inventory reserves, accelerated depreciation of property and equipment and other reserves and accruals.

8. Related Party Transactions

During the nine-month periods ended March 31, 2010 and 2009, the Company had sales to an entity controlled by a director and stockholder of the Company totaling approximately $2,940,000 and $3,425,000, respectively. Due to the related nature of these transactions, the amounts received might have been different if similar activities had been undertaken with unrelated parties.

At March 31, 2010 and 2009, accounts receivable included approximately $347,000 and $648,000, respectively, due from an entity controlled by a director and stockholder of the Company.

9. Guarantees

In January 2009, the Company provided a guarantee for full and complete payment of any unpaid balance owed to a supplier of the Company’s glove vendor.  The guarantee does not provide for any limitation of the maximum potential for future payments the Company could be obligated to make.  As of March 31, 2010, the Company has not made any payments related to the guarantee it provides.  The guarantee remains in place until terminated by the Company by providing written notice to the supplier.  Any unpaid balances owed prior to the notice would still be the liability of the Company.  As of March 31, 2010, the Company has not recorded any liability for this guarantee since the estimated fair value of the obligation to stand ready to act as a guarantor is not material and, to date, the Company has not received notification of any amount payable under the terms of the guarantee.

10. Subsequent Event

The Company signed a letter of intent in February 2010 with Clarus Corporation (Clarus), a publicly traded Delaware corporation, for an exclusive due diligence period of 90 days.  On May 7, 2010, the Board of the Company and Clarus signed a definitive merger agreement, and on May 28, 2010, the Company was acquired by Clarus pursuant to the merger agreement.

In connection with the closing of the merger, the Company entered into a Loan Agreement effective May 28, 2010 with Zions First National Bank, a national banking association and was named as co-borrower on the loan.

Consolidated Financial Statements

Black Diamond Equipment, Ltd. and Subsidiaries
Years Ended June 30, 2009 and 2008
With Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Black Diamond Equipment, Ltd. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Black Diamond Equipment, Ltd. and Subsidiaries (collectively the Company) as of June 30, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Black Diamond Equipment, Ltd. and Subsidiaries as of June 30, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Tanner LC

Salt Lake City, Utah
September 15, 2009

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Balance Sheets

All Figures in $ Thousands (except share data)

	June 30
	2009	2008
Assets
Current assets:
Cash	$1,271	$2,289
Accounts receivable, less allowance for doubtful accounts
of $474 and $380, respectively	9,727	8,354
Inventories	25,580	21,879
Prepaid expenses and other current assets	646	1,281
Deferred income taxes	1,810	1,616
Total current assets	39,034	35,419

Property and equipment:
Land	336	336
Buildings and improvements	4,279	3,085
Machinery and equipment	8,662	5,591
Computer hardware and software	3,620	2,742
Furniture and fixtures	2,177	1,876
Construction in progress	725	2,429
	19,799	16,059
Less:
Accumulated depreciation	(10,018)	(8,137)
	9,781	7,922

Goodwill and other intangibles, net	2,089	1,196
	$50,904	$44,537

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt, revolving lines of credit and capital leases	$2,992	$2,906
Accounts payable	5,552	5,046
Accrued liabilities	4,332	3,791
Total current liabilities	12,876	11,743

Long-term debt, revolving lines of credit and capital leases, net of current portion	13,398	11,142
Other long-term liabilities	797	–
Deferred income taxes	601	86
Total liabilities	27,672	22,971

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 86,345 shares issued at June 30, 2009 and 2008 (including 11,128 and 11,369
shares held in treasury at June 30, 2009 and 2008, respectively)	1	1
Additional paid-in capital	2,722	2,365
Retained earnings	22,499	20,439
Treasury stock, at cost	(2,678)	(2,318)
Deferred compensation	(15)	(34)
Accumulated other comprehensive income	703	1,113
Total stockholders’ equity	23,232	21,566
	$50,904	$44,537

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Statements of Income

All Figures in $ Thousands

	Years Ended June 30
	2009	2008

Net sales	$83,956	$77,793
Cost of sales	53,392	49,204
Gross margin	30,564	28,589

Selling, general and administrative expenses	25,935	25,031
Income from operations	4,629	3,558

Other income (expense):
Interest expense	(1,018)	(869)
Other income (expense), net	(69)	240
Total other income (expense)	(1,087)	(629)

Income before income tax provision	3,542	2,929
Income tax provision	(1,257)	(872)
Net income	$2,285	$2,057

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

All Figures in $ Thousands (except share data)

								Accumulated
			Additional					Other	Total
	Common Stock		Paid-In	Retained	Treasury Stock		Deferred	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Shares	Amount	Compensation	Income	Equity

Balances at July 1, 2007	86,345	$1	$1,943	$18,737	12,573	$(2,225)	$(26)	$296	$18,726
Treasury stock purchased at $276.95-$310.86 per share	–	–	–	–	1,412	(431)	–	–	(431)
Treasury stock sold at $310.86 per share	–	–	190	–	(1,081)	146	–	–	336
Exercise of stock options	–	–	133	–	(1,212)	148	–	–	281
Treasury stock issued as deferred compensation at $310.86 per share	–	–	43	–	(245)	33	(76)	–	–
Treasury stock issued as director / legal compensation at $276.95- $310.86 per share	–	–	13	–	(78)	11	–	–	24
Stock based compensation	–	–	18	–	–	–	–	–	18
Dividends paid	–	–	–	(355)	–	–	–	–	(355)
Tax benefit related to common stock issued as deferred compensation	–	–	25	–	–	–	–	–	25
Amortization of deferred compensation	–	–	–	–	–	–	68	–	68

Comprehensive income, net of tax:
Net income	–	–	–	2,057	–	–	–	–	2,057
Unrealized holding loss on derivative transactions, net	–	–	–	–	–	–	–	(78)	(78)
Foreign currency translation adjustment, net	–	–	–	–	–	–	–	895	895
Net comprehensive income									2,874
Balances at June 30, 2008	86,345	1	2,365	20,439	11,369	(2,318)	(34)	1,113	21,566
Treasury stock purchased at $310.86-$336.86 per share	–	–	–	–	2,033	(685)	–	–	(685)
Treasury stock sold at $336.86 per share	–	–	154	–	(799)	115	–	–	269
Exercise of stock options	–	–	127	–	(1,448)	208	–	–	335
Treasury stock adjusted, related to deferred compensation at $310.86 per share	–	–	–	–	13	(4)	–	–	(4)
Treasury stock issued as director compensation at $310.86- $336.86 per share	–	–	7	–	(40)	6	–	–	13
Stock based compensation	–	–	16	–	–	–	–	–	16
Dividends paid	–	–	–	(225)	–	–	–	–	(225)
Tax benefit related to common stock issued as deferred compensation	–	–	53	–	–	–	–	–	53
Amortization of deferred compensation	–	–	–	–	–	–	19	–	19

Comprehensive income, net of tax:
Net income	–	–	–	2,285	–	–	–	–	2,285
Unrealized holding loss on derivative transactions, net	–	–	–	–	–	–	–	(148)	(148)
Foreign currency translation adjustment, net	–	–	–	–	–	–	–	(262)	(262)
Net comprehensive income									1,875
Balances at June 30, 2009	86,345	$1	$2,722	$22,499	11,128	$(2,678)	$(15)	$703	$23,232

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

All Figures in $ Thousands

	Years Ended June 30
	2009	2008
Cash flows from operating activities
Net income	$2,285	$2,057
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,042	1,541
Loss on sale of assets	4	5
Amortization of deferred compensation	19	68
Tax benefit related to stock issued as deferred compensation	53	25
Stock based compensation	16	18
Treasury stock issued as director compensation	13	24
Deferred income tax benefit	393	(460)
Changes in operating assets and liabilities:
Accounts receivable	(1,373)	(1,597)
Inventories	(3,701)	(2,208)
Prepaid expenses and other assets	635	513
Accounts payable	506	62
Accrued liabilities	251	796
Net cash provided by operating activities	1,143	844

Cash flows from investing activities
Purchase of property and equipment	(3,912)	(3,896)
Proceeds from disposition of property and equipment	11	42
Net cash used in investing activities	(3,901)	(3,854)

Cash flows from financing activities
Repayments of long-term debt, revolving lines of credit and capital leases	(173)	(121)
Proceeds from long-term debt, revolving lines of credit and capital leases	2,515	2,699
Purchase of treasury stock	(685)	(431)
Proceeds from sales of treasury stock and exercise of stock options	600	617
Dividends paid	(225)	(355)
Net cash provided by financing activities	2,032	2,409

Effect of foreign exchange rates on cash	(292)	1,187

Net (decrease) increase in cash	(1,018)	586
Cash at beginning of the year	2,289	1,703
Cash at end of the year	$1,271	$2,289

Supplemental cash flow disclosure and noncash transactions
Cash paid for:
Income taxes	$1,130	$1,911
Interest	1,024	892
Change in deferred income tax and other comprehensive income	(72)	247
Treasury stock issued as deferred compensation	–	33
Note payable to acquire intangible asset	897	–

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2009 and 2008

1. Significant Accounting Policies

Ownership and Business

Black Diamond Equipment, Ltd., a Delaware corporation, has three wholly owned subsidiaries: Black Diamond Retail, Inc., a company incorporated under the laws of the State of Delaware; Black Diamond Equipment AG (BDAG), a company incorporated under the laws of Switzerland; and Black Diamond Sporting Equipment (ZFTZ) Co. Ltd. (BDEA), a company incorporated under the laws of the Peoples Republic of China. Black Diamond Equipment, Ltd. and its subsidiaries are collectively referred to as “the Company” throughout the notes to the consolidated financial statements. The Company designs, manufactures and sells outdoor recreation equipment for climbing, skiing and related activities to domestic and foreign customers.

Principles of Consolidation

The consolidated financial statements include the accounts of Black Diamond Equipment, Ltd. and all its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Foreign Currency Transactions and Translation

The financial statements of BDAG and BDEA are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. Under this Statement, foreign currency assets and liabilities are translated at the current exchange rate and income statement amounts are translated at the average exchange rate for the year. Translation gains and losses are reflected as a separate component of stockholders’ equity in accumulated other comprehensive income.

During the years ended June 30, 2009 and 2008, the Company recorded losses of approximately $363,000 and $258,000, respectively, from transactions denominated in currencies other than the Company’s functional currencies. These losses are reflected in other income in the accompanying consolidated statements of income.

Cash

Cash includes all highly liquid investments with maturities of three months or less when purchased.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Accounts Receivable and Allowance for Doubtful Accounts

The Company records its trade receivables at sales value and establishes a nonspecific reserve for estimated doubtful accounts based on a percentage of sales. In addition, specific reserves are established for customer accounts as known collection problems occur due to insolvency, disputes or other collection issues. The amounts of these specific reserves are estimated by management based on the customer’s financial position, the age of the customer’s receivables and the reasons for any disputes. The allowance for doubtful accounts is reduced by any write-off of uncollectible customer accounts.  Interest is charged on trade receivables that are outstanding beyond the payment terms and is recognized as it is charged.

Inventories

Inventories, other than those held at BDAG and BDEA, are stated at the lower of last-in, first-out (LIFO) cost or market value. The excess of current cost using the first-in, first-out (FIFO) cost method over the LIFO value of inventories was approximately $1,062,000 and $1,489,000 at June 30, 2009 and 2008, respectively. Inventories at BDAG and BDEA are stated at the lower of FIFO cost or market value. Inventories for BDAG and BDEA totaled approximately $13,974,000 and $10,268,000 as of June 30, 2009 and 2008, respectively.

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Accordingly, goodwill and other intangible assets with indefinite lives are tested annually for impairment. As of June 30, 2009 and 2008, recorded goodwill and other assets with indefinite lives were approximately $2,057,000. The Company performed impairment tests based on estimated future cash flows. These tests indicated no impairment.

As of June 30, 2009 and 2008, other intangible assets with definite lives had a gross value of approximately $68,000 and consisted of value assigned to trademarks, patents and product designs resulting from acquisitions of externally developed technologies. The Company amortizes these intangible assets on a straight-line basis over a period of five to fifteen years. Accumulated amortization on other intangible assets at June 30, 2009 and 2008 was approximately $36,000 and $32,000, respectively.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 20 years, or over the life of the lease, if shorter. Major replacements, which extend the useful lives of equipment, are capitalized and depreciated over the remaining useful life. Normal maintenance and repair items are expensed as incurred.

Depreciation expense of approximately $2,038,000 and $1,533,000 is included in general and administrative expenses and cost of sales on the consolidated statements of income for the years ended June 30, 2009 and 2008, respectively.

Derivative Financial Instruments

The Company uses derivative instruments to hedge currency rate movements on foreign currency denominated assets, liabilities and cash flows.  The Company enters into forward contracts, option contracts and non-deliverable forwards to manage the impact of foreign currency fluctuations on a portion of its forecasted foreign currency exposure.  The Company accounts for these derivative contracts in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.  These derivatives are carried at fair value on the Company’s consolidated balance sheets in prepaid expenses and accrued liabilities.  Changes in fair value of the derivatives not designated as hedge instruments are included in the determination of net income.  For derivative contracts designated as hedge instruments, the effective portion of gains and losses resulting from changes in fair value of the instruments are included in accumulated other comprehensive income and reclassified to earnings in the period the underlying hedged item is recognized in earnings.  The Company uses operating budgets and cash flow forecasts to estimate future economic exposure and to determine the level and timing of derivative transactions intended to mitigate such exposures in accordance with its risk management polices.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Stock-Based Compensation

The Company sponsors a nonqualified stock option plan.  The stock options are accounted for following the provisions of SFAS No. 123(R), Share-Based Payment.  This pronouncement requires companies to measure the cost of employee services received in exchange for an award of equity instruments (typically stock options) based on the grant-date fair value of the award.  The fair value is estimated using option-pricing models.  The resulting cost is recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period.

As allowed under SFAS No. 123(R), the Company estimates the stock-based compensation for stock options using the Black-Scholes option-pricing model, which requires various highly subjective assumptions, including volatility and expected option life.  In addition, pursuant to SFAS No. 123(R), the Company estimates forfeitures when calculating stock-based compensation expense, rather than accounting for forfeitures as incurred, which was the previous method.  If any of these assumptions change significantly, the stock based compensation expense may differ materially in the future from the expense recorded in the current period.   See Note 5 of Notes to Consolidated Financial Statements for additional information.

Revenue Recognition

The Company sells its products pursuant to customer orders or sales contracts entered into with its customers. Revenue is recognized when title and risk of loss pass to the customer and when collectability is reasonably assured. Charges for shipping and handling fees are included in net sales and the corresponding shipping and handling expenses are included in cost of sales in the accompanying consolidated statements of income.

Reporting of Taxes Collected

Taxes collected from customers and remitted to government authorities are reported on the net basis and are excluded from sales.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Advertising Costs

The Company expenses all advertising costs as they are incurred. During the years ended June 30, 2009 and 2008, total advertising expenses were approximately $1,334,000 and $1,077,000, respectively.

Research and Development

Research and development costs are charged to expense as incurred. During the years ended June 30, 2009 and 2008, total research and development costs were approximately $2,073,000 and $2,280,000, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of income.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes based on the asset and liability method required by SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

In June 2006, the Financial Accounting Standards Board (FASB) released FASB interpretation (FIN) No.48, Accounting for Uncertainty in Income Taxes.  FIN 48 interprets the guidance in SFAS No. 109.  Under FIN 48, reporting entities utilize different recognition thresholds and measurement requirements when compared to prior technical literature.  On December 30, 2008, the FASB Staff issued FASB Staff Position (FSP) FIN48-3, Effective Date of FASB Interpretation No.48 for Certain Nonpublic Enterprises.  As provided by the guidance in FSP FIN 48-3, the Company is not required to implement the provisions of FIN 48 until fiscal years beginning after December 15, 2008.  As such, the Company has not implemented those provisions in the 2009 consolidated financial statements.  The adoption of FIN 48 is not expected to have a significant impact on the Company’s results of operations and consolidated financial position.

Since the provisions of FIN 48 have not been implemented, the Company continues to account for these positions by following the guidance in SFAS No. 5, Accounting for Contingencies.  Disclosure is not required of a loss contingency involving an unasserted claim or assessment where there has been no manifestation by a potential claimant of an awareness of a possible claim or assessment unless it is considered probable that a claim will be asserted and there is a reasonable possibility that the outcome will be unfavorable.  Using that guidance, as of June 30, 2009, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the consolidated financials statements.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates and assumptions used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash within the United States are mitigated by banking with federally insured, creditworthy institutions. As of June 30, 2009, the Company had $392,000 of foreign cash that exceeded foreign government guarantees.  To date, the Company has not experienced a loss or lack of access to its cash; however, no assurance can be provided that access to the Company’s cash will not be impacted by adverse conditions in the financial markets.  In the normal course of business, the Company provides unsecured credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses as considered necessary by management.

Significant Customers and Foreign Sales

During the years ended June 30, 2009 and 2008, one customer accounted for approximately 12% and 13%, respectively, of the Company’s net sales. Additionally, two customers’ accounts receivable balances totaled approximately 32% and 25% of the Company’s net accounts receivable at June 30, 2009 and 2008, respectively. Sales to foreign customers were approximately $43,670,000 and $38,891,000 during the years ended June 30, 2009 and 2008, respectively.

Subsequent Events

Subsequent events have been evaluated through September 15, 2009, which is the date the financial statements were available to be issued, as required by SFAS No. 165, Subsequent Events.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Inventories

Inventories consist of the following at June 30 (thousands):

	2009	2008

Raw materials	$4,711	$3,817
Work-in-process	465	1,026
Finished goods	20,404	17,036
	$25,580	$21,879

3. Long-Term Debt, Revolving Lines of Credit and Capital Leases

Debt consists of the following at June 30:

(all figures in thousands except monthly payments)	2009	2008
Revolving line of credit with a bank, interest at the bank’s prime rate less 0.15% (3.10% at June 30, 2009), payable in equal monthly installments beginning October 1, 2009 through October 1, 2014, unsecured (See additional information at the end of Note 3)	$12,669	$10,460
Revolving line of credit with a bank with a maximum availability of $3,685, interest of 2.0% at June 30, 2009, due September 30, 2009, unsecured	2,763	2,748
Note payable to a government agency, interest at 6.345%, monthly installments of $5,409 ending December 2015, secured by real property and certain equipment and guaranteed by an executive officer	345	387
Various capital leases payable to banks: interest rates ranging from 4.63% to 7.75%; monthly installments ranging from $780 to $5,075; ending between October 2010 and April 2014; secured by certain equipment	613	453
	16,390	14,048
Less current portion	(2,992)	(2,906)
Long-term debt, revolving lines of credit and capital leases, net of current portion	$13,398	$11,142

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Long-Term Debt, Revolving Lines of Credit and Capital Leases (continued)

The approximate aggregate maturities of long-term debt and revolving lines of credit for the fiscal years subsequent to June 30, 2009 are as follows (thousands):

2010	$2,808
2011	47
2012	50
2013	12,722
2014	57
Thereafter	93
$15,777

Property held under capital leases as of June 30, 2009 and 2008 was approximately $848,000 and $556,000, and accumulated amortization was approximately $192,000 and $86,000, respectively.

Capital lease future minimum lease payments and the present value of net minimum lease payments for the fiscal years subsequent to June 30, 2009 are as follows (thousands):

2010	$219
2011	218
2012	151
2013	58
2014	39
Total Future minimum lease payments	685
Less amount representing interest	(72)
Present value of net minimum lease payments	613
Less current portion	(184)
Long-term capital lease obligations	$429

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Long-Term Debt, Revolving Lines of Credit and Capital Leases (continued)

Subsequent to year end, the Company restructured its loan agreement with a bank whereby the Company may borrow up to $30,000,000 under a revolving line of credit.  The maturity date of this loan is January 2, 2013.  Of this amount, $25,000,000 of the loan has been committed and approved by the bank.  The remaining $5,000,000 is available provided certain conditions are met.  The loan is collateralized by a security interest in all domestic assets and security interests in the Company’s subsidiary stocks.  Advance rates are based on certain percentages of the Company’s accounts receivables, inventory and property and equipment.  Interest, payable monthly, is computed on Ninety Day LIBOR plus 275 to 310 basis points depending on a quarterly determination of the Company’s twelve month trailing EBITDA.

The loan contains restrictive debt covenants that require the Company to maintain a minimum trailing twelve month EBITDA, a minimum quarterly EBITDA, a maximum amount of funded debt and a minimum working capital amount.  As of June 30, 2009 and 2008, the Company was in compliance with these covenants.  As of June 30, 2009 and 2008, the approximate balance of the loan was $12,669,000 and $10,460,000, respectively.

4. Other Long-Term Liabilities

In June 2009, the Company entered into a contract to purchase the exclusive rights to the Black Diamond trademark for clothing.  The face amount of the non-interest bearing note is $1,000,000. The unamortized discount, based upon an imputed interest rate of 5% as of June 30, 2009, is $103,000.

Future payments under this agreement (including imputed interest) for the fiscal years subsequent to June 30, 2009 are approximately (thousands):

2010	$100
2011	150
2012	150
2013	600
Total payments	$1,000

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Capital Stock

Preferred Stock

The Company has authorized 20,000 shares of preferred stock. As of June 30, 2009 and 2008, no shares were outstanding. The Company’s Board of Directors has the authority to determine the rights, preferences, privileges and restrictions of the preferred stock.

Common Stock (Including Stock Held in Treasury)

During the years ended June 30, 2009 and 2008, the Company purchased shares of its common stock to provide shares for sale in connection with the Company’s profit sharing plan and to provide liquidity for its stockholders. These treasury shares are recorded at cost. The shares are purchased at the estimated fair value of the underlying common stock as determined by the Board of Directors based on independent appraisals.

As of June 30, 2009 and 2008, 75,217 and 74,976 shares of common stock were outstanding, respectively.

Stock Bonus Deferred Compensation Plan

The Company maintains a stock bonus deferred compensation plan, under which shares of common stock can be awarded to key employees and outside directors. Under this plan, shares are awarded by the compensation committee of the Board of Directors from the Company’s treasury stock. Awards are subject to vesting schedules as determined by the compensation committee, and deferred compensation is amortized over the vesting period based on the fair value of the common stock as of the grant date.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Capital Stock (continued)

Shares have been awarded under this plan as follows:

				As of June 30, 2009
Award Date	Vesting Date	Shares Awarded	Fair Market Value per Share at Date of Grant	Shares Forfeited	Shares Vested

6/30/2006	6/30/2008	154	232.35	44	110
6/30/2007	1/01/2008	28	276.95	-	28
6/30/2007	6/30/2008	65	276.95	-	65
3/31/2008	1/01/2011	49	310.86	-	-
3/31/2008	1/01/2011	65	310.86	-	-
6/30/2008	6/30/2008	65	310.86	-	65
6/30/2008	1/01/2009	33	310.86	13	20
6/30/2008	6/30/2009	33	310.86	-	33

Stock Option Plan

The Company has adopted a nonqualified stock option plan (the Plan) under which options may be granted to key employees and directors. The Plan is administered by the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.  The terms of awards (including shares granted, vesting periods and price per share) made under this plan are generally at the discretion of the Compensation Committee, but are limited to 17,000 shares of the common stock of the Company. Stock options are granted with an exercise price not less than the stock’s fair market value at the date of grant and generally vest over four to five years. As of June 30, 2009, there were 5,300 shares available for future grant under the Plan.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Capital Stock (continued)

Stock option activity under the Plan during the years indicated is as follows:

	2009		2008
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price

Balance outstanding – beginning of year	9,548	$236.17	9,760	$231.40
Granted	3,600	336.86	1,000	276.95
Exercised	1,448	231.40	1,212	231.40
Forfeited	-	-	-	-
Balance outstanding – end of year	11,700	$267.74	9,548	$236.17

Exercisable – end of year	8,100	$237.02	9,548	$236.17

The intrinsic value of all options exercised for the years ended June 30, 2009 and 2008 were approximately $150,000 and $56,000, respectively.  As of June 30, 2009 and 2008, the aggregate intrinsic value of options outstanding and exercisable were approximately $899,000 and $736,000, respectively.

For options granted during the fiscal years ended June 30, 2009 and 2008, the Company estimated the fair value of stock options using the Black-Scholes option pricing model.  Key input assumptions used to estimate the fair value of stock options include the exercise price of the award, excepted option term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the Company’s expected annual dividend yield.  The expected option term represents time until exercise and is based on Company’s historical experience with similar awards, taking into consideration contractual terms, vesting schedules and expected employee behavior.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Capital Stock (continued)

The expected stock price volatility is based upon historical volatility of similar publicly traded companies, due to the fact that the Company’s stock is not publicly traded.  The risk-free interest rate is based on U.S. Treasury yield rates in effect at the time of the grant. The Company’s expected annual dividend yield is based upon historical experience.  Assumptions are evaluated and revised, as necessary, to reflect changes in market conditions and the Company’s experience.  Estimates of fair value are not intended to predict actual future events or the value ultimately realized by the people who receive equity awards.

The following table shows the weighted average assumptions for the years ended June 30:

	2009	2008
Options granted	3,600	1,000
Expected term	2.5 years	2.0 years
Expected stock price volatility	25%	25%
Risk-free interest rate	1.65%	2.92%
Expected dividend yield	2.0%	2.0%
Estimated average fair value	$49.03	$50.02

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Derivative Financial Instruments

Derivative Contracts not designated as hedged instruments

As of June 30, 2009, the Company held forward exchange contracts with maturing dates between September and November 2009 to sell 2,500,000 Euro for approximately $3,557,000 and to sell 750,000 Swiss Francs for approximately $702,000.  The Company reported mark-to-market gains on these contracts of approximately $310,000 for the year ended June 30, 2009.  As of June 30, 2008, the Company held forward exchange contracts with maturing dates between September and November 2008 to sell 2,000,000 Euro for approximately $2,937,000 and to sell 1,000,000 Swiss Francs for approximately $921,000.  The Company reported mark-to-market losses on these contracts of approximately $253,000 for the year ended June 30, 2008.

As of June 30, 2009 the Company held non-deliverable forward exchange contracts to buy approximately 25,300,000 Chinese Yuan for $4,000,000 with eight monthly contracts maturing between July 2009 and February 2010.  For the year ended June 30, 2009, the Company reported mark-to-market losses of approximately $353,000.  As of June 30, 2008 the Company held non-deliverable forward exchange contracts to buy approximately 62,000,000 Chinese Yuan for $9,500,000 with nineteen monthly contracts maturing between August 2008 and February 2010.  For the year ended June 30, 2008, the Company reported mark-to-market gains of approximately $15,000.

Forward interest rate swap not designated as hedged instrument

During the years ended June 30, 2009 and 2008, the Company held a forward interest rate swap, in an effort to manage interest rate risk on a certain debt instrument with a variable interest rate.  In September 2005, the Company entered into a swap agreement with a notional amount of $4,000,000, a maturity date of October 2010, and a fixed rate of 4.54%.  The fair value of the swap as of June 30, 2009 and 2008 was approximately $201,000 and $103,000, respectively.  This swap does not qualify for hedge account treatment; therefore, the change in the agreement’s fair value has been expensed on the consolidated statement of income.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Derivative Financial Instruments (continued)

Derivative Contracts designated as hedged instruments

During the years ended June 30, 2009 and 2008, the Company held foreign exchange option contracts whereby it purchased put options and sold call options.  At the inception of each option, the cost to buy the put would offset the price to sell the call resulting in a zero sum cost to enter the contract.  As of June 30, 2009, the Company held put options of 6,550,000 Euro for approximately $5,749,000 and sold call options of 6,550,000 for approximately $5,931,000.  As of June 30, 2008, the Company held put options of 4,750,000 Euro for approximately $7,158,000 and sold call options of 4,750,000 for approximately $7,347,350.

As of June 30, 2009, the Company also held forward exchange contracts, with maturing dates between July 2009 and June 2010 to sell the following amounts: 750,000 Swiss Francs for approximately $646,000; 922,000 British Pound for approximately $1,514,000; 2,244,000 Norwegian Kroner for approximately $348,000; and 8,736,000 Euro for approximately $12,238,000.

The Company accounts for these contracts as cash flow hedges and tests effectiveness by determining whether changes in the cash flow of the derivative offset, within a range, changes in the cash flow of the hedged item.  During the years ended June 30, 2009 and 2008, the Company reported an adjustment to accumulated other comprehensive income of approximately $313,000 and $123,000, respectively, as a result of the change in fair value of these contracts.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Fair Value of Financial Instruments

Effective July 1, 2008, the Company adopted SFAS No. 157, Fair Value Measurements, for assets and liabilities that are measured at fair value on a recurring basis.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, establishes a three-level fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements.  The three fair value hierarchy levels are defined as follows:

Level 1- inputs to the valuation methodology are quoted market prices for identical assets or liabilities in active markets.

Level 2- inputs to the valuation methodology include quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the asset or liability.

Level 3- inputs to the valuation methodology are based on prices or valuation techniques that are unobservable.

The following table presents the assets and liabilities carried at fair value as of June 30, 2009 in the consolidated balance sheet by fair value hierarchy level, as described above (thousands).

	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents	$395	$-	$-	$395
Forward exchange contracts	-	57	-	57
Total assets	$395	$57	$-	$452
Liabilities
Forward interest rate swap	$-	$-	$201	$201
Forward exchange contracts	-	593	-	593
Total liabilities	$-	$593	$201	$794

Forward exchange contracts with Level 2 inputs to the valuation methodology are based upon models that use primarily market observable inputs, such as yield curves and option volatilities.  Forward interest rate swaps with Level 3 inputs to the valuation method are based upon models that use primarily unobservable inputs, such as implied forward and discount curves.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Fair Value of Financial Instruments (continued)

Level 3 assets measured at fair value on a recurring basis are reconciled for the year ended June 30, 2009 as follows (thousands):

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Balance as of July 1, 2008	$103
Total losses (realized and unrealized)	98
Net purchases, issuances and settlements	-
Net transfers in and out of Level 3	-
Balance as of June 30, 2009	$201

The carrying amounts of the Company’s accounts receivable, accounts payable, accrued liabilities, and other liabilities approximate their fair values due to their short-term maturities.  Based upon borrowing rates currently available to the Company for loans with similar terms, the carrying values of the Company’s debt obligations also approximate fair value.

There was no material effect from the adoption of SFAS No. 157 on the Company’s consolidated financial position or results of operations.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Income Taxes

The components of the provision for income taxes are as follows for the years ended June 30 (thousands):

	2009	2008
Current provision:
Federal	$(758)	$(1,008)
State	(106)	(142)
Foreign	-	(182)
	(864)	(1,332)
Deferred benefit:
Federal	(345)	403
State	(48)	57
	(393)	460
Total income tax provision	$(1,257)	$(872)

The Company’s effective tax rates vary from federal statutory rates primarily due to nondeductible items and statutory exclusions, such as a portion of the Company’s meals and entertainment expenses, state income taxes, income eligible for the extraterritorial income exclusion, federal and state research and development credits, and deductions related to domestic production activities.

The net deferred tax asset (liability) consists of the following as of June 30 (thousands):

	2009	2008
Current deferred taxes:
Gross assets	$2,124	$2,044
Gross liabilities	(314)	(428)
Total current deferred taxes	1,810	1,616

Noncurrent deferred taxes:
Gross assets	724	662
Gross liabilities	(1,325)	(748)
Total noncurrent deferred taxes	(601)	(86)
Net deferred tax asset	$1,209	$1,530

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Income Taxes (continued)

Deferred taxes are comprised primarily of amounts related to inventory reserves, accelerated depreciation of property and equipment and other reserves and accruals.

9. Leases

The Company leases warehouse space and certain equipment under noncancelable operating leases. Total rental expense for the years ended June 30, 2009 and 2008 was approximately $543,000 and $379,000, respectively.

Future minimum lease payments under operating leases are approximately (thousands):

2010	$594
2011	583
2012	429
2013	440
2014	140
Total minimum lease payments	$2,186

10. Commitments and Contingencies

The Company is involved, periodically, in various claims and legal actions arising in the ordinary course of business. It is the opinion of management, after discussions with legal counsel, that the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or consolidated results of operations.

11. Profit Sharing Plan

Substantially all full-time employees in the United States over the age of 21 are covered under the Company’s profit sharing retirement savings plan. Contributions to the plan are made at the discretion of management and the Directors of the Company. There was no contribution made for the year ended June 30, 2009.  For the year ended June 30, 2008, the Company contributed approximately $91,000 to the plan.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

12. Related Party Transactions

During the years ended June 30, 2009 and 2008, the Company had sales to an entity controlled by a director and stockholder of the Company totaling approximately $3,625,000 and $2,663,000, respectively. Due to the related nature of these transactions, the amounts received might have been different if similar activities had been undertaken with unrelated parties.

At June 30, 2009 and 2008, accounts receivable included approximately $81,000 and $143,000, respectively, due from an entity controlled by a director and stockholder of the Company.

13. Guarantees

In January 2009, the Company provided a guarantee for full and complete payment of any unpaid balance owed to a supplier of the Company’s glove vendor.  The guarantee does not provide for any limitation of the maximum potential for future payments the Company could be obligated to make.  As of June 30, 2009, the Company has not made any payments related to the guarantee it provides.  The guarantee remains in place until terminated by the Company by providing written notice to the supplier.  Any unpaid balances owed prior to the notice would still be the liability of the Company.  As of June 30, 2009, the Company has not recorded any liability for this guarantee since the estimated fair value of the obligation to stand ready to act as a guarantor is not material and, to date, the Company has not received notification of any amount payable under the terms of the guarantee.

Consolidated Financial Statements

Black Diamond Equipment, Ltd. and Subsidiaries
Years Ended June 30, 2008 and 2007
with Report of Independent Auditors

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders
Black Diamond Equipment, Ltd. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Black Diamond Equipment, Ltd. and Subsidiaries (the “Company”) as of June 30, 2008 and 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Black Diamond Equipment, Ltd. and Subsidiaries as of June 30, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Tanner LC

Salt Lake City, Utah
September 26, 2008

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Balance Sheets

All Figures in $ Thousands (except share data)

	June 30
	2008	2007
Assets
Current assets:
Cash	$2,289	$1,703
Accounts receivable, less allowance for doubtful accounts
of $380 and $349, respectively	8,354	6,757
Inventories	21,879	19,671
Prepaid expenses and other current assets	1,281	1,742
Deferred income taxes	1,616	1,068
Total current assets	35,419	30,941

Property and equipment:
Land	336	336
Buildings and improvements	3,085	3,036
Machinery and equipment	5,591	4,880
Computer hardware and software	2,742	2,225
Furniture and fixtures	1,876	1,327
Construction in progress	2,429	676
	16,059	12,480
Less:
Accumulated depreciation	(8,137)	(6,874)
	7,922	5,606

Deferred income taxes	–	249
Goodwill and other intangibles, net	1,196	1,204
Other long-term assets	–	52
	$44,537	$38,052

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt, revolving lines of credit and capital lease	$2,906	$1,605
Accounts payable	5,046	4,984
Accrued liabilities	3,791	2,872
Total current liabilities	11,743	9,461

Long-term debt, revolving lines of credit and capital lease, net of current portion	11,142	9,865
Deferred income taxes	86	–
Total Liabilities	22,971	19,326

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 86,345 shares issued at June 30, 2008 and 2007 (including 11,369 and 12,573
shares held in treasury at June 30, 2008 and 2007, respectively)	1	1
Additional paid-in capital	2,365	1,943
Retained earnings	20,439	18,737
Treasury stock, at cost	(2,318)	(2,225)
Deferred compensation	(34)	(26)
Accumulated other comprehensive income	1,113	296
Total stockholders’ equity	21,566	18,726
	$44,537	$38,052

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Statements of Income

All Figures in $ Thousands

	Years Ended June 30
	2008	2007

Net sales	$77,793	$64,023
Cost of sales	49,204	40,030
Gross margin	28,589	23,993

Selling, general and administrative expenses	25,031	20,741
Income from operations	3,558	3,252

Other income (expense):
Other income, net	240	171
Interest expense	(869)	(755)
Total other income (expense)	(629)	(584)

Income before income tax provision	2,929	2,668
Income tax provision	(872)	(1,152)
Net income	$2,057	$1,516

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Statements of Stockholders’ Equity and Comprehensive Income

All Figures in $ Thousands (except share data)

								Accumulated
			Additional					Other	Total
	Common Stock		Paid-In	Retained	Treasury Stock		Deferred	Comprehensive	Stockholders’
	Shares	Amount	Capital	Earnings	Shares	Amount	Compensation	Income	Equity

Balances at July 1, 2006	86,345	$1	$1,800	$17,516	12,325	$(2,006)	$(77)	$171	$17,405
Treasury stock purchased at $232.35-$276.95 per share	–	–	–	–	1,333	(346)	–	–	(346)
Treasury stock sold at $232.35-$276.95 per share	–	–	37	–	(276)	33	–	–	70
Exercise of stock options	–	–	75	–	(690)	85	–	–	160
Treasury stock issued as deferred compensation at $276.95 per share	–	–	14	–	(93)	11	(25)	–	–
Forfeiture of unvested shares on employee departure	–	–	–	–	44	(10)	10	–	–
Treasury stock issued as director compensation at $232.35-$276.95 per share	–	–	9	–	(70)	8	–	–	17
Dividends paid	–	–	–	(295)	–	–	–	–	(295)
Tax benefit related to common stock issued as deferred compensation	–	–	8	–	–	–	–	–	8
Amortization of deferred compensation	–	–	–	–	–	–	66	–	66

Comprehensive income:
Net income	–	–	–	1,516	–	–	–	–	1,516
Foreign currency translation adjustment	–	–	–	–	–	–	–	125	125
Net comprehensive income									1,641
Balances at June 30, 2007	86,345	1	1,943	18,737	12,573	(2,225)	(26)	296	18,726
Treasury stock purchased at $276.95-$310.86 per share	–	–	–	–	1,412	(431)	–	–	(431)
Treasury stock sold at $310.86 per share	–	–	190	–	(1,081)	146	–	–	336
Exercise of stock options	–	–	133	–	(1,212)	148	–	–	281
Treasury stock issued as deferred compensation at $310.86 per share	–	–	43	–	(245)	33	(76)	–	–
Treasury stock issued as director / legal compensation at $276.95- $310.86 per share	–	–	13	–	(78)	11	–	–	24
Stock based compensation	–	–	18	–	–	–	–	–	18
Dividends paid	–	–	–	(355)	–	–	–	–	(355)
Tax benefit related to common stock issued as deferred compensation	–	–	25	–	–	–	–	–	25
Amortization of deferred compensation	–	–	–	–	–	–	68	–	68

Comprehensive income, net of tax:
Net income	–	–	–	2,057	–	–	–	–	2,057
Unrealized holding loss on derivative transactions, net	–	–	–	–	–	–	–	(78)	(78)
Foreign currency translation adjustment	–	–	–	–	–	–	–	895	895
Net comprehensive income									2,874
Balances at June 30, 2008	86,345	$1	$2,365	$20,439	11,369	$(2,318)	$(34)	$1,113	$21,566

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

All Figures in $ Thousands

	Years Ended June 30
	2008	2007
Cash flows from operating activities
Net income	$2,057	$1,516
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,541	1,214
Loss on sale of assets	5	73
Amortization of deferred compensation	68	66
Tax benefit related to stock issued as deferred compensation	25	8
Stock based compensation	18	–
Treasury stock issued as director compensation	24	17
Deferred income tax benefit	(460)	(134)
Changes in operating assets and liabilities:
Accounts receivable	(1,597)	(919)
Inventories	(2,208)	(5,534)
Prepaid expenses and other assets	513	(356)
Accounts payable	62	711
Accrued liabilities	796	646
Net cash provided by (used in) operating activities	844	(2,692)

Cash flows from investing activities
Purchase of property and equipment	(3,896)	(2,527)
Proceeds from disposition of property and equipment	42	8
Net cash used in investing activities	(3,854)	(2,519)

Cash flows from financing activities
Repayments of long-term debt, revolving lines of credit and capital leases	(121)	(48)
Proceeds from long-term debt, revolving lines of credit and capital leases	2,699	4,999
Purchase of treasury stock	(431)	(346)
Proceeds from sales of treasury stock and exercise of stock options	617	230
Dividends paid	(355)	(295)
Net cash provided by financing activities	2,409	4,540

Effect of foreign exchange rates on cash	1,187	125

Net increase (decrease) in cash	586	(546)
Cash at beginning of the year	1,703	2,249
Cash at end of the year	$2,289	$1,703

Supplemental cash flow disclosure and noncash transactions
Cash paid for:
Income taxes	$1,911	$1,071
Interest	892	719
Deferred income tax liability recorded by reducing other comprehensive income	247	–
Treasury stock issued as deferred compensation	33	11
Forfeiture of unvested shares	–	10

See accompanying notes.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

June 30, 2008 and 2007

1. Significant Accounting Policies

Ownership and Business

Black Diamond Equipment, Ltd., a Delaware corporation, has three wholly owned subsidiaries: Black Diamond Retail, Inc., a company incorporated under the laws of the State of Delaware; Black Diamond Equipment AG (BDAG), a company incorporated under the laws of Switzerland; and Black Diamond Sporting Equipment (ZFTZ) Co. Ltd. (BDEA), a company incorporated under the laws of the Peoples Republic of China. Black Diamond Equipment, Ltd. and its subsidiaries are collectively referred to as “the Company” throughout the notes to the consolidated financial statements. The Company designs, manufactures and sells outdoor recreation equipment for climbing, skiing and related activities to domestic and foreign customers.

Principles of Consolidation

The consolidated financial statements include the accounts of Black Diamond Equipment, Ltd. and all its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Foreign Currency Transactions and Translation

The financial statements of BDAG and BDEA are translated into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. Under this Statement, foreign currency assets and liabilities are translated at the current exchange rate and income statement amounts are translated at the average exchange rate for the year. Translation gains and losses are reflected as a separate component of stockholders’ equity in accumulated other comprehensive income.

During the years ended June 30, 2008 and 2007, the Company recorded (losses) gains of approximately ($258,000) and $151,000, respectively, from transactions denominated in currencies other than the Company’s functional currencies. These gains are reflected in other income in the accompanying consolidated statements of income.

Cash

Cash includes all highly liquid investments with maturities of three months or less when purchased.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Accounts Receivable and Allowance for Doubtful Accounts

The Company records its trade receivables at sales value and establishes a nonspecific reserve for estimated doubtful accounts based on a percentage of sales. In addition, specific reserves are established for customer accounts as known collection problems occur due to insolvency, disputes or other collection issues. The amounts of these specific reserves are estimated by management based on the customer’s financial position, the age of the customer’s receivables and the reasons for any disputes. The allowance for doubtful accounts is reduced by any write-off of uncollectible customer accounts.

Inventories

Inventories, other than those held at BDAG and BDEA, are stated at the lower of last-in, first-out (LIFO) cost or market value. The excess of current cost using the first-in, first-out (FIFO) cost method over the LIFO value of inventories was approximately $1,489,000 and $601,000 at June 30, 2008 and 2007, respectively. Inventories at BDAG and BDEA are stated at the lower of FIFO cost or market value. Inventories for BDAG and BDEA totaled approximately $10,268,000 and $3,512,000 as of June 30, 2008 and 2007, respectively.

Goodwill and Other Intangible Assets

The Company accounts for goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. Accordingly, goodwill is tested annually for impairment. As of June 30, 2008 and 2007, recorded goodwill was approximately $1,160,000. The Company performed impairment tests on its goodwill based on estimated future cash flows. These tests indicated no impairment.

As of June 30, 2008 and 2007, other intangible assets had a gross value of approximately $68,000, and consisted of value assigned to trademarks, patents and product designs resulting from acquisitions of externally developed technologies. The Company amortizes these intangible assets on a straight-line basis over a period of five to fifteen years. Accumulated amortization on other intangible assets at June 30, 2008 and 2007 was approximately $32,000 and $25,000, respectively. The Company performed impairment tests on its other intangible assets based on estimated future cash flows. These tests indicated no impairment as of June 30, 2008 and 2007.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is stated at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 20 years, or over the life of the lease, if shorter, for leasehold improvements. Major replacements, which extend the useful lives of equipment, are capitalized and depreciated over the remaining useful life. Normal maintenance and repair items are expensed as incurred.

Depreciation expense of approximately $1,533,000 and $1,200,000 is included in general and administrative expenses and cost of sales on the consolidated statements of income for the years ended June 30, 2008 and 2007, respectively.

Derivative Financial Instruments

The Company uses derivative instruments to hedge currency rate movements on foreign currency denominated assets, liabilities and cash flows.  The Company enters into forward contracts, option contracts and non-deliverable forwards to manage the impact of foreign currency fluctuations on a portion of its forecasted foreign currency exposure.  The Company accounts for these derivative contracts in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.  These derivatives are carried at fair value on the Company’s consolidated balance sheet.  Changes in fair value of the derivatives not designed as hedge instruments are included in the determination of net income.  For derivative contracts designated as hedge instruments, the effective portion of gains and losses resulting from changes in fair value of the instruments are included in accumulated other comprehensive income and reclassified to earnings in the period the underlying hedged item is recognized in earnings.  The Company uses operating budgets and cash flow forecasts to estimate future economic exposure and to determine the level and timing of derivative transactions intended to mitigate such exposures in accordance with its risk management polices.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Stock-Based Compensation

During the fiscal year ended June 30, 2004, the Company adopted the 2004 Nonqualified Stock Option Plan.

During the fiscal year ended June 30, 2007, the Company adopted SFAS No. 123(R), Share-Based Payment, which amends SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.  This pronouncement requires companies to measure the cost of employee services received in exchange for an award of equity instruments (typically stock options) based on the grant-date fair value of the award.  The fair value is estimated using option-pricing models.  The resulting cost is recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period.  The Company has granted options since adopting this standard.  Under SFAS No. 123(R)’s prospective transition method, the Company continues to account for previously-issued options for which the vesting period is not complete using the intrinsic value method of APB No. 25.

As allowed under SFAS No. 123(R), the Company estimates the stock-based compensation for stock options using the Black-Scholes option-pricing model, which requires various highly subjective assumptions, including volatility and expected option life.  In addition, pursuant to SFAS No. 123(R), the Company estimates forfeitures when calculating stock-based compensation expense, rather than accounting for forfeitures as incurred, which was the previous method.  If any of these assumptions change significantly, the stock based compensation expense may differ materially in the future from the expense recorded in the current period.   See Note 4 of Notes to Consolidated Financial Statements for additional information.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Revenue Recognition

The Company sells its products pursuant to customer orders or sales contracts entered into with its customers. Revenue is recognized when title and risk of loss pass to the customer and when collectability is reasonably assured. Charges for shipping and handling fees are included in net sales and the corresponding shipping and handling expenses are included in cost of sales in the accompanying consolidated statements of income.

Reporting of Taxes Collected

Taxes collected from customers and remitted to government authorities are reported on the net basis and are excluded from sales.

Advertising Costs

The Company expenses all advertising costs as they are incurred. During the years ended June 30, 2008 and 2007, total advertising expenses were approximately $1,077,000 and $1,068,000, respectively.

Research and Development

Research and development costs are charged to expense as incurred. During the years ended June 30, 2008 and 2007, total research and development costs were approximately $2,280,000 and $1,999,000, respectively, and are included in selling, general and administrative expenses in the accompanying consolidated statements of income.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes based on the asset and liability method required by SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and deferred tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and deferred tax liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates and assumptions used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and accounts receivable. Risks associated with cash are mitigated by banking with federally insured, creditworthy institutions. In the normal course of business, the Company provides unsecured credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses as considered necessary by management.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

1. Significant Accounting Policies (continued)

Significant Customers and Foreign Sales

During each of the years ended June 30, 2008 and 2007, one customer accounted for approximately 13% of the Company’s net sales. Additionally, three customers’ accounts receivable balances totaled approximately 28% and 25% of the Company’s net accounts receivable at June 30, 2008 and 2007, respectively. Sales to foreign customers were approximately $38,891,000 and $31,082,000 during the years ended June 30, 2008 and 2007, respectively.

2. Inventories

Inventories consist of the following at June 30 (thousands):

	2008	2007

Raw materials	$3,817	$3,713
Work-in-process	1,026	1,039
Finished goods	17,036	14,919
	$21,879	$19,671

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Long-Term Debt, Revolving Lines of Credit and Capital Leases

Debt consists of the following at June 30:

(all figures in thousands except monthly payments)	2008	2007
Revolving line of credit with a bank, interest at the bank’s prime rate less 0.65% (4.35% at June 30, 2008), payable in equal monthly installments beginning October 1, 2009 through October 1, 2014, unsecured	$10,460	$9,398
Revolving line of credit with a bank with a maximum availability of $2,944, interest of 4.35% at June 30, 2008, due September 30, 2008, unsecured	2,748	1,546
Note payable to a government agency, interest at 6.345%, payable in monthly installments of $5,409 ending December 2015, secured by real property and certain equipment and guaranteed by an executive officer	387	426
Capital lease payable to a bank, interest at 7.20%, payable in monthly installments of $2,205 ending December 2011, secured by certain equipment	80	100
Capital lease payable to a bank, interest at 7.75%, payable in monthly installments of $5,075 ending August 2012, secured by certain equipment	216	-
Capital lease payable to a bank, interest at 6.24%, payable in monthly installments of $1,663 ending October 2010, secured by certain equipment	67	-
Capital lease payable to a bank, interest at 6.70%, payable in monthly installments of $3,278 ending December 2010, secured by certain equipment	90	-
	14,048	11,470
Less current portion	(2,906)	(1,605)
Long-term debt, revolving lines of credit and capital leases, net of current portion	$11,142	$9,865

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Long-Term Debt, Revolving Lines of Credit and Capital Leases (continued)

The approximate aggregate maturities of long-term debt and revolving line of credit for the fiscal years subsequent to June 30, 2008 are as follows (thousands):

2009	$2,790
2010	1,311
2011	2,018
2012	2,108
2013	2,203
Thereafter	3,165
$13,595

Property held under capital leases as of June 30, 2008 and 2007 was $556,000 and $112,000, net of accumulated amortization of $86,000 and $13,000, respectively.

Capital lease future minimum lease payments and the present value of net minimum lease payments are as follows:

2009	$145
2010	145
2011	144
2012	72
2013	10
Total Future minimum lease payments	516
Less amount representing interest	(63)
Present value of net minimum lease payments	453
Less current portion	(116)
Long-term capital lease obligations	$337

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

3. Long-Term Debt, Revolving Lines of Credit and Capital Leases (continued)

In August 2007, the Company restructured its loan agreement on a revolving line of credit. This increased the maximum amount the Company may borrow from $19,000,000 to $20,000,000.  As of the years ended June 30, 2008 and 2007, the approximate balance was $10,460,000 and $9,398,000, respectively. Current advances under the revolving line of credit bear interest at the bank’s prime interest rate less 0.65%. The interest rate is adjusted quarterly based on certain financial ratios. The revolving line of credit expires October 1, 2014 and is unsecured, provided that certain financial ratios are maintained at levels outlined in the credit agreement.

The revolving line of credit contains certain restrictive debt covenants that require the Company to maintain a specified ratio of liabilities to tangible net worth, a minimum current ratio, and a minimum consolidated EBITDA (earnings before interest, taxes, depreciation and amortization). As of June 30, 2008 and 2007, the Company was in compliance with these covenants.

4. Capital Stock

Preferred Stock

The Company has authorized 20,000 shares of preferred stock. As of June 30, 2008 and 2007, no shares were outstanding. The Company’s Board of Directors has the authority to determine the rights, preferences, privileges, and restrictions of the preferred stock.

Common Stock (Including Stock Held in Treasury)

During the years ended June 30, 2008 and 2007, the Company purchased shares of its common stock to provide shares for sale in connection with the Company’s profit sharing plan and to provide liquidity for its stockholders. These treasury shares are recorded at cost. The shares are purchased at the estimated fair value of the underlying common stock as determined by the Board of Directors based on independent appraisals.

As of June 30, 2008 and 2007, 74,976 and 73,772 shares of common stock were outstanding, respectively.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Capital Stock (continued)

Stock Bonus Deferred Compensation Plan

The Company maintains a stock bonus deferred compensation plan, under which shares of common stock can be awarded to key employees and outside directors. Under this plan, shares are awarded by the compensation committee of the Board of Directors from the Company’s treasury stock. Awards are subject to vesting schedules as determined by the compensation committee, and deferred compensation is amortized over the vesting period based on the fair value of the common stock as of the grant date. Shares have been awarded under this plan as follows:

				As of June 30, 2008
Award Date	Vesting Date	Shares Awarded	Fair Market Value per Share at Date of Grant	Shares Forfeited	Shares Vested

3/1/2004	1/1/2007	1,272	231.40	11	1,261
10/1/2004	1/1/2007	44	231.40	22	22
6/30/2006	6/30/2008	154	232.35	44	110
6/30/2007	1/1/2008	28	276.95	-	28
6/30/2007	6/30/2008	65	276.95	-	65
3/31/2008	1/1/2011	49	310.86	-	-
3/31/2008	1/1/2011	65	310.86	-	-
6/30/2008	6/30/2008	65	310.86	-	65
6/30/2008	1/1/2009	33	310.86	-	-
6/30/2008	6/30/2009	33	310.86	-	-

Stock Option Plan

The Company has adopted a nonqualified stock option plan (the Plan) under which options may be granted to key employees and directors. The Plan is administered by the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.  The terms of awards (including shares granted, vesting periods and price per share) made under this plan are generally at the discretion of the Compensation Committee, but are limited to 12,000 shares of the common stock of the Company. Stock options are granted with an exercise price not less than the stock’s fair market value at the date of grant and generally vest over four to five years. As of June 30, 2008, there were 2,452 shares available for future grant under the Plan.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Capital Stock (continued)

Stock option activity under the Plan during the years indicated is as follows:

	2008		2007
	Number of Shares	Weighted- Average Exercise Price	Number of Shares	Weighted- Average Exercise Price

Balance outstanding – beginning of year	9,760	$231.40	10,450	$231.40
Granted	1,000	276.95	-	-
Exercised	1,212	231.40	690	231.40
Forfeited	-	-	-	-
Balance outstanding – end of year	9,548	$236.17	9,760	$231.40

Exercisable – end of year	9,548	$236.17	9,760	$231.40

The intrinsic value of all options exercised for the years ended June 30, 2008 and 2007 were approximately $56,000 and $20,000, respectively.  As of June 30, 2008 and 2007, the aggregate intrinsic value of options outstanding and options exercisable were approximately $736,000  and $445,000, respectively.

For options granted during the fiscal year ended June 30, 2008, the Company estimated the fair value of stock options using the Black-Scholes option pricing model.  Key input assumptions used to estimate the fair value of stock options include the exercise price of the award, excepted option term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the Company’s expected annual dividend yield.  The expected option term represents time until exercise and is based on Company’s historical experience with similar awards, taking into consideration contractual terms, vesting schedules and expected employee behavior.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

4. Capital Stock (continued)

The expected stock price volatility is based upon historical volatility of similar publicly traded companies, due to the fact that the Company’s stock is not publicly traded.  The risk-free interest rate is based on U.S. Treasury yield rates in effect at the time of the grant. The Company’s expected annual dividend yield is based upon historical experience.  Assumptions are evaluated and revised as necessary to reflect changes in market conditions and the Company’s experience.  Estimates of fair value are not intended to predict actual future events or the value ultimately realized by the people who receive equity awards.

The following table shows the weighted average assumptions for the year ended June 30, 2008:

Options granted	1,000
Expected term	2.0 years
Expected stock price volatility	25%
Risk-free interest rate	2.92%
Expected dividend yield	2.0%
Estimated average fair value	$50.02

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

5. Derivative Financial Instruments

Derivative Contracts not designated as hedged instruments

As of June 30, 2008, the Company held forward exchange contracts with maturing dates between September and November 2008 to sell 2,000,000 Euro for approximately $2,937,000 and to sell 1,000,000 Swiss Francs for approximately $921,000.  The Company reported losses on these contracts of approximately $253,000 for the year ended June 30, 2008.  As of June 30, 2007, the Company held forward exchange contracts with maturing dates between October and December 2007 to sell 2,375,000 Swiss Francs for approximately $1,969,000.  The Company reported gains of approximately $7,000 on these contracts.

As of June 30, 2008 the Company held non-deliverable forward exchange contracts to buy approximately 62,000,000 Chinese Yuan for $9,500,000 with nineteen monthly contracts maturing between August 2008 and February 2010.  For the year ended June 30, 2008, the Company reported gains of approximately $15,000.  The Company did not have any non-deliverable contracts as of June 30, 2007.

Derivative Contracts designated as hedged instruments

As of June 30, 2008 the Company held foreign exchange option contracts whereby it purchased put options and sold call options.  At the inception of each option, the cost to buy the put would offset the price to sell the call resulting in a zero sum cost to enter the contract.  As of June 30, 2008, the Company held put options of 4,750,000 Euro for approximately $7,158,000 and sold call options of 4,750,000 for approximately $7,347,350.  The Company accounts for these contracts as cash flow hedges and tests effectiveness by determining whether changes in the cash flow of the derivative offset, within a range, changes in the cash flow of the hedged item.  The Company reported an adjustment to accumulated other comprehensive income of approximately $123,000 for the year ended June 30, 2008 as a result of the change in fair value of these contracts.  The Company did not have any forward exchange contracts that qualified for hedge accounting as of June 30, 2007.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Income Taxes

The components of the provision for income taxes are as follows for the years ended June 30 (thousands):

	2008	2007
Current provision:
Federal	$(1,008)	$(729)
State	(142)	(102)
Foreign	(182)	(455)
	(1,332)	(1,286)
Deferred benefit:
Federal	403	118
State	57	16
	460	134
Total income tax provision	$(872)	$(1,152)

The Company’s effective tax rates vary from federal statutory rates primarily due to nondeductible items and statutory exclusions, such as a portion of the Company’s meals and entertainment expenses, state income taxes, income eligible for the extraterritorial income exclusion, federal and state research and development credits, and deductions related to domestic production activities.

The net deferred tax asset consists of the following as of June 30 (thousands):

	2008	2007
Current deferred taxes:
Gross assets	$2,044	$1,552
Gross liabilities	(428)	(484)
Total current deferred taxes	1,616	1,068

Noncurrent deferred taxes:
Gross assets	662	644
Gross liabilities	(748)	(395)
Total noncurrent deferred taxes	(86)	249
Net deferred tax asset	$1,530	$1,317

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Income Taxes (continued)

Deferred taxes are comprised primarily of amounts related to inventory reserves, accelerated depreciation of property and equipment and other reserves and accruals.

7. Leases

The Company leases warehouse space and certain equipment under noncancelable operating leases. Total rental expense for the years ended June 30, 2008 and 2007 was approximately $379,000 and $343,000, respectively.

Future minimum lease payments under operating leases are approximately (thousands):

2009	$240
2010	203
2011	170
2012	4
2013	3
Total minimum lease payments	$620

8. Commitments and Contingencies

The Company is involved in various claims and legal actions arising in the ordinary course of business. It is the opinion of management, after discussions with legal counsel, that the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position or consolidated results of operations.

9. Profit Sharing Plan

Substantially all full-time employees in the United States over the age of 21 are covered under the Company’s profit sharing retirement savings plan. Contributions to the plan are made at the discretion of management and the directors of the Company. During the years ended June 30, 2008 and 2007, the Company contributed approximately $91,000 and $81,000, respectively, to the plan.

Black Diamond Equipment, Ltd. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10. Related Party Transactions

During the years ended June 30, 2008 and 2007, the Company had sales to an entity controlled by a director and stockholder of the Company totaling approximately $2,663,000 and $2,734,000, respectively. Due to the related nature of these transactions, the amounts received might have been different if similar activities had been undertaken with unrelated parties.

At June 30, 2008 and 2007, accounts receivable included approximately $143,000 and $253,000, respectively, due from an entity controlled by a director and stockholder of the Company.